Exhibit 2.5

EXECUTION COPY

AMENDMENT NO. 4 TO

MASTER TRANSACTION AGREEMENT

This AMENDMENT NO. 4, dated as of October 29, 2009 (this “Amendment”), to the Master Transaction Agreement, dated as of April 30, 2009 (as amended by Amendment No. 1 thereto dated as of May 31, 2009, Amendment No. 2 thereto dated as of June 5, 2009 and Amendment No. 3 thereto dated as of June 10, 2009, the “MTA”), among Fiat S.p.A., a Società per Azioni organized under the laws of Italy (“Fiat”), Chrysler Group LLC, formerly known as New CarCo Acquisition LLC, a Delaware limited liability company (“Purchaser”), Old CarCo LLC, formerly known as Chrysler LLC, a Delaware limited liability company (the “Company”) and the Subsidiaries of the Company identified on the signature pages thereto (each of the Company and such Subsidiaries, a “Seller” or “Selling Group Member” and, collectively, “Sellers”). All capitalized terms used but not defined herein have the meanings set forth in the MTA.

WHEREAS, Fiat, Purchaser and Sellers wish to further amend the MTA, as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Section 2.08(h) of the MTA shall be amended in its entirety to read as follows:

“(h) (i) all Product Liability Claims arising from the sale after the Closing of Products or Inventory manufactured by Sellers or their Subsidiaries in whole or in part prior to the Closing and (ii) all Product Liability Claims arising from the sale on or prior to the Closing of motor vehicles or component parts, in each case manufactured by Sellers or their Subsidiaries and distributed and sold as a Chrysler, Jeep, or Dodge brand vehicle or MOPAR brand part, solely to the extent such Product Liability Claims (A) arise directly from motor vehicle accidents occurring on or after Closing, (B) are not barred by any statute of limitations, (C) are not claims including or related to any alleged exposure to any asbestos-containing material or any other Hazardous Material and (D) do not include any claim for exemplary or punitive damages.”

2.	Section 2.09(i) of the MTA shall be amended in its entirety to read as follows:

“(i) all Product Liability Claims arising from the sale of Products or Inventory on or prior to the Closing that are not described in Section 2.08(h);”

3.	Except as expressly provided herein, all of the terms and provisions in the MTA are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the MTA, or any other right, remedy, power or privilege of any party to the MTA, except as expressly set forth herein.

4.	This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted successors and permitted assigns. Subject to the preceding sentence, nothing herein, express or implied, is intended to or shall be deemed to confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

5.	This Amendment may not be amended except by an instrument in writing signed by each of the parties hereto. At any time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto and (b) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

6.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, excluding (to the extent permissible by law) any rule of law that would cause the application of the laws of a jurisdiction other than the State of New York.

7.	Without limiting any party’s right to appeal any order of the Bankruptcy Court, each party hereby irrevocably (i) submits to the exclusive jurisdiction of the Bankruptcy Court, for the purpose of any action or proceeding arising out of or relating to this Amendment, (ii) each party hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in the Bankruptcy Court and (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Bankruptcy Court, including a motion to dismiss on the grounds of forum non conveniens. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided, however, that if the Bankruptcy Case has closed, the parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County for the resolution of any such claim or dispute. Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Amendment, on behalf of itself or its property, by personal delivery of copies of such process to such party. Such service shall be in lieu of any other potentially applicable requirement of service, including, without limitation, the Hague Convention on the Service Abroad of Judicial and Extra-Judicial Documents in Civil or Commercial Matters. Nothing in this Section 7 shall affect the right of any party to serve legal process in any other manner permitted by law.

8.	This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.	If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, then to the maximum extent permitted by

Law, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect.

10.	This Amendment shall become effective immediately upon entry of an order approving this Amendment by the Bankruptcy Court in form and substance acceptable to Fiat, Purchaser and Sellers.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

FIAT S.p.A.

By:	/s/ Sergio Marchionne
	Name:	Sergio Marchionne
	Title:	Chief Executive Officer

CHRYSLER GROUP LLC, formerly known as NEW CARCO ACQUISITION LLC

By:	/s/ Holly Leese
	Name:	/s/ Holly Leese
	Title:	Senior Vice President

[Signature Page to Amendment No. 4 to the MTA]

OLD CARCO LLC, formerly known as CHRYSLER LLC

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: Chief Executive Officer

OLD CARCO AVIATION INC., formerly known as CHRYSLER AVIATION INC.

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

OLD CARCO INTERNATIONAL CORPORATION, formerly known as CHRYSLER INTERNATIONAL CORPORATION

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

[Signature Page to Amendment No. 4 to the MTA]

OLD CARCO INTERNATIONAL LIMITED, L.L.C., formerly known as CHRYSLER INTERNATIONAL LIMITED, L.L.C.,

By:	OLD CARCO INTERNATIONAL CORPORATION, formerly known as CHRYSLER INTERNATIONAL CORPORATION

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

OLD CARCO INTERNATIONAL SERVICES, S.A., formerly known as CHRYSLER INTERNATIONAL SERVICES, S.A.

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

OLD CARCO MOTORS LLC, formerly known as CHRYSLER MOTORS LLC

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

[Signature Page to Amendment No. 4 to the MTA]

OLD CARCO REALTY COMPANY LLC, formerly known as CHRYSLER REALTY COMPANY LLC

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

OLD CARCO SERVICE CONTRACTS FLORIDA, INC., formerly known as CHRYSLER SERVICE CONTRACTS FLORIDA, INC.

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

OLD CARCO SERVICE CONTRACTS INC., formerly known as CHRYSLER SERVICE CONTRACTS INC.

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

[Signature Page to Amendment No. 4 to the MTA]

OLD CARCO TECHNOLOGIES MIDDLE EAST LTD., formerly known as CHRYSLER TECHNOLOGIES MIDDLE EAST LTD.

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

OLD CARCO TRANSPORT INC., formerly known as CHRYSLER TRANSPORT, INC.

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

OLD CARCO VANS LLC, formerly known as CHRYSLER VANS LLC

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

[Signature Page to Amendment No. 4 to the MTA]

DCC 929, INC.

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

DEALER CAPITAL, INC.

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

GLOBAL ELECTRIC MOTORCARS, LLC

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

[Signature Page to Amendment No. 4 to the MTA]

NEV MOBILE SERVICE, LLC

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

NEV SERVICE, LLC

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

PEAPOD MOBILITY LLC

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

[Signature Page to Amendment No. 4 to the MTA]

TPF ASSET, LLC

By:	OLD CARCO LLC, formerly known as CHRYSLER LLC

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: Chief Executive Officer

TPF NOTE, LLC

By:	OLD CARCO LLC, formerly known as CHRYSLER LLC

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: Chief Executive Officer

UTILITY ASSETS LLC

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

[Signature Page to Amendment No. 4 to the MTA]

OLD CARCO DUTCH HOLDING LLC, formerly known as CHRYSLER DUTCH HOLDING LLC

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

OLD CARCO DUTCH INVESTMENT LLC, formerly known as CHRYSLER DUTCH INVESTMENT LLC

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

OLD CARCO DUTCH OPERATING GROUP LLC, formerly known as CHRYSLER DUTCH OPERATING GROUP LLC

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

OLD CARCO INSTITUTE OF ENGINEERING, formerly known as CHRYSLER INSTITUTE OF ENGINEERING

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: President

[Signature Page to Amendment No. 4 to the MTA]

ALPHA HOLDING LP

By:	3217923 NOVA SCOTIA COMPANY

By:	OLD CARCO LLC, formerly known as CHRYSLER LLC

By:	/s/ Ronald E. Kolka
Name: Ronald E. Kolka
Title: Chief Executive Officer

[Signature Page to Amendment No. 4 to the MTA]